Exhibit 4.6

DYCOM INVESTMENTS, INC.,
Issuer,

DYCOM INDUSTRIES, INC.,
Parent Guarantor,

THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO,

And

_______________________,
Trustee

____________

FORM OF INDENTURE

____________

Dated as of ________, 20__

Debt Securities

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 (THE “TRUST INDENTURE ACT”) AND INDENTURE

Trust Indenture Act Section		Indenture Section
ss. 310	(a)(1)	6.7
	(a)(2)	6.7
	(b)	6.8
ss. 311		6.4
ss. 312	(a)	7.1
	(b)	7.2
	(c)	7.2
ss. 313	(a)	7.3
	(b)	7.3
	(c)	7.3
	(d)	7.3
ss. 314	(a)	10.4
	(c)(1)	1.2
	(c)(2)	1.2
	(e)	1.1, 1.2
	(f)	1.2
ss. 315	(a)-(d)	6.1
	(b)	6.2
	(c)	6.1
	(d)	6.1
	(e)	5.11
ss. 316	(a) (last sentence)	1.1
	(a)(1)(A)	5.9
	(a)(1)(B)	5.10
	(b)	5.8
ss. 317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.3
ss. 318	(a)	1.8

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Table of Contents

Page

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

i

Section 11.6	Securities Payable on Redemption Date	70
Section 11.7	Securities Redeemed in Part	71
Section 11.8	Cancellation and Destruction of Securities	71

ARTICLE 12

SINKING FUNDS

Section 12.1	Applicability of Article	71
Section 12.2	Satisfaction of Sinking Fund Payments with Securities	72
Section 12.3	Redemption of Securities for Sinking Fund	72

ARTICLE 13

REPAYMENT AT THE OPTION OF HOLDERS

Section 13.1	Applicability of Article	73

ARTICLE 14

SECURITIES IN FOREIGN CURRENCIES

Section 14.1	Applicability of Article	73

ARTICLE 15

MEETINGS OF HOLDERS OF SECURITIES

Section 15.1	Purposes for Which Meetings May Be Called	74
Section 15.2	Call, Notice and Place of Meetings	74
Section 15.3	Persons Entitled to Vote at Meetings	74
Section 15.4	Quorum; Action	75
Section 15.5	Determination of Voting Rights; Conduct and Adjournment of Meetings	75
Section 15.6	Counting Votes and Recording Action of Meetings	76
Section 15.7	Preservation of Rights of Trustee and Holders	76

ARTICLE 16

SECURITY GUARANTEES

Section 16.1	Guarantee.	77
Section 16.2	Limitation on Guarantor Liability.	78
Section 16.3	Execution and Delivery of Security Guarantee.	78
Section 16.4	Guarantors May Consolidate, etc., on Certain Terms.	79
Section 16.5	Releases.	80

INDENTURE, dated as of ________, 20__ (the “Indenture”), between Dycom Investments, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), as issuer, Dycom Industries, Inc., a corporation duly organized and existing under the laws of the State of Florida (the “Parent”), as guarantor, and each of the other Guarantors (as defined below) from time to time party hereto in respect of a particular Series of Securities (as defined below) and ______________, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series, to be unsubordinated or subordinated and to have such other provisions as shall be fixed as hereinafter provided.

The Company has duly authorized the execution and delivery of this Indenture.  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted, declared and agreed by and between the parties hereto, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as herein defined) as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1      Definitions.

Except as otherwise specified with respect to any Securities issued pursuant to Section 3.1, and except as otherwise expressly provided in or pursuant to this Indenture, or unless the context otherwise requires, for all purposes of this Indenture:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date or time of such computation;

(4)           the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)           the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act,” when used with respect to any Holders, has the meaning specified in Section 1.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are legal holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place; provided, however, that “Authorized Newspaper” shall be the New York Times and The Wall Street Journal (national edition) for any Security denominated in Dollars unless otherwise provided in or pursuant to this Indenture.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to Section 2.1 which is payable to bearer.

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day,” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock,whether or not such debt securities include any right of participation with Capital Stock.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the date of this Indenture or issued thereafter.

“Company” means Dycom Investments, Inc., and any and all successors thereto.

“Company Request” or “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by an Officer, and delivered to the Trustee.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at _________________________.

“Corporation” means corporations and limited liability companies and, except for purposes of Article 8, associations, companies and business trusts.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Ratings Service, CUSIP Service Bureau.

“Default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such Series.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Dollars or $” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments which issued the Foreign Currency in which the principal of or any premium or interest on such Security shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise), but excluding endorsements for collection or deposit in the ordinary course of business or representations, warranties, covenants and indemnities entered into in the ordinary course of business.

“Guarantor” means with respect to any Series of Securities, each of (i) the Parent, (ii) each of the Parent’s Subsidiaries signatory to the supplemental indenture pursuant to Section 9.1(13) with respect to such Series, (iii) each of the Parent’s Subsidiaries that becomes a Guarantor of such Series of Securities pursuant to the provisions of this Indenture, and (iv) successors and assigns of (i), (ii) and (iii), in each case until released from its Guarantee pursuant to the provisions of this Indenture and the terms of such Series of Securities.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder,” in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register and, in the case of any Bearer Security, means the bearer thereof and, in the case of any Coupon, means the bearer thereof.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, and, with respect to any Security, by the terms and provisions of such Security and any Coupon appertaining thereto established pursuant to Section 3.1 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Independent Public Accountants” means accountants or a firm of accountants that, with respect to the Company and any other obligor under the Securities or the Coupons, are independent public accountants within the meaning of the Securities Act who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants.  Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 1.16.

“Legal Holiday” with respect to any Place of Payment or other location, means any a Saturday, Sunday or other day on which banking institutions in such Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset.

“Maturity,” with respect to any Security, means the date on which the principal of such Security, or an installment of principal, becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

“New York Banking Day” has the meaning specified in Section 1.16.

“Office or Agency” with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.2 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.2 or, to the extent designated or required by Section 10.2 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 1.2 hereof.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that meets the requirements of Section 1.2 hereof and, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.2.

“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)           any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)           any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company or any Subsidiary of the Parent) in trust or set aside and segregated in trust by the Company or any Subsidiary of the Parent (if the Company or such Subsidiary of the Parent shall act as Paying Agent) for the Holders of such Securities and any Coupons appertaining thereto; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           any such Security with respect to which the Company has effected defeasance and/or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 4.2;

(d)           any such Security which has been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

(e)           any such Security converted or exchanged as contemplated by this Indenture into other securities of the Company or Common Stock of the Parent, if the terms of such Security provide for such conversion or exchange pursuant to Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.2 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or any Coupons appertaining thereto or an Affiliate of the Company or such other obligor.

“Parent” means Dycom Industries, Inc., and any and all successors thereto.

“Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, any Security or any Coupon on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, such Security is payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or any Security to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same Indebtedness as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen Coupon appertains.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Redemption Date” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security in the form established pursuant to Section 2.1 which is registered in a Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the “Regular Record Date”.

“Required Currency” has the meaning specified in Section 1.16.

“Responsible Officer” when used with respect to the Trustee, means any officer within the ______________ of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of Indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any Series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Security Guarantee” means the Guarantee of Securities of any applicable Series by each Guarantor thereof under this Indenture, executed pursuant to the provisions of this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Series” means each series of Securities created pursuant to Sections 2.1 and 3.1 hereof.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Company pursuant to Section 3.7.

“Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more Series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any Series shall mean the Trustee with respect to the Securities of such Series.

“United States,” except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act and, if so provided with respect to any Security, any successor to such Person.  If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity that has been appointed with respect to such Securities.

Section 1.2      Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)           a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

Section 1.3      Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, provided that such officer, after reasonable inquiry, has no reason to believe and does not believe that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, provided that such counsel, after reasonable inquiry, has no reason to believe and does not believe that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.4      Acts of Holders.

(1)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  If, but only if, Securities of a Series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of such Series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such Series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such Series duly called and held in accordance with the provisions of Article 15, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.6.

Without limiting the generality of this Section 1.4, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided by or pursuant to this Indenture to be made, given or taken by Holders, and a U.S. Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such U.S. Depository’s standing instructions and customary practices.

The Company shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent global Security held by a U.S. Depository entitled under the procedures of such U.S. Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided by or pursuant to this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than 90 days after such record date.

(2)           The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.4 may be proved in any reasonable manner; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.4.

(3)           The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4)           The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Company and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.  The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (ii) such Bearer Security is produced to the Trustee by some other Person, or (iii) such Bearer Security is surrendered in exchange for a Registered Security, or (iv) such Bearer Security is no longer Outstanding.  The ownership, principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of holding the same may also be proved in any other manner, which the Company and the Trustee deem sufficient.

(5)           If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(6)           Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any

Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 1.5      Notices, etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)           the Company, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to the attention of its General Counsel at the address of its principal office specified herein or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6      Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

(1)           such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2)           such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published in an Authorized Newspaper in The City of New York and, if such Securities are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication not later than the latest date prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  Any notice that is mailed in the manner herein provided, shall be conclusively presumed to have been duly given or provided.  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

All communications hereunder will be in writing and will be mailed, delivered or telegraphed and confirmed to the party receiving such communication at its address indicated below:

If to the Company:

Dycom Investments, Inc.
c/o Dycom Industries, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, FL 33408
Facsimile No.: (561) 799-2207
Attention: General Counsel

If to the Trustee:

__________________
__________________
__________________
Attention:  _______________

Section 1.7      Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.8      Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

Section 1.9      Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10      Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11      Separability Clause.

In case any provision in this Indenture, any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12      Benefits of Indenture.

Nothing in this Indenture, any Security or any Coupon, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13      Governing Law.

This Indenture, the Securities and any Coupons shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

Section 1.14      Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert or exchange Securities of a Series that are convertible or exchangeable, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security or any Coupon other than a provision in any Security or Coupon that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted or exchanged on such date, but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day at such Place of Payment, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to such next succeeding Business Day, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment may be made, and such Securities may be converted or exchanged, on the immediately preceding Business Day (in the case of each of the foregoing, with the same force and effect as if made on such Interest Payment Date or at such Stated Maturity or Maturity or on such last day for conversion or exchange, as the case may be).

Section 1.15      Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.16      Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 1.17      No Security Interest Created.

Nothing in this Indenture or in any Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

Section 1.18      Limitation on Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

ARTICLE 2

SECURITIES FORMS

Section 2.1      Forms Generally.

Each Registered Security, Bearer Security, Coupon and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security or Coupon as evidenced by their execution of such Security or Coupon, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without Coupons.

Definitive Securities and definitive Coupons shall be lithographed, typewritten, mimeographed or otherwise produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or Coupons, as evidenced by their execution of such Securities or Coupons.

Section 2.2      Form of Trustee’s Certificate of Authentication.

Subject to Section 6.11, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

,
as Trustee

By
Officer

Section 2.3      Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in temporary or permanent global form.  If Securities of a Series shall be issuable in global form, as specified and contemplated by Section 3.1, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such Series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges.  Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.3 or 3.4 with respect thereto.  Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver, in each case at the Company’s expense, any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 3.3 or 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers’ Certificate and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Section 3.7, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, any premium and interest on, any Security (i) in temporary form shall be made to the Person or Persons specified therein, and (ii) in global form and registered in the name of a Depository or its nominee shall be made to the Depository or its nominee as the Holder of such global Security.  Neither the Company nor the Trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global Security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of the Company and the Trustee may act or refrain from acting without liability on any information provided by the Depository.

Notwithstanding the provisions of Section 3.8 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security (i) in the case of a global Security in registered form, the Holder of such global Security in registered form, or (ii) in the case of a global Security in bearer form, the Person or Persons specified pursuant to Section 3.1.

ARTICLE 3

THE SECURITIES

Section 3.1      Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in one or more indentures supplemental hereto,

(1)           the title and series of such Securities;

(2)           the total principal amount of the Series of such Securities and whether there shall be any limit upon the aggregate principal amount of Series of such Securities that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to Section 3.4, 3.5, 3.6, 9.5 or 11.7);

(3)           if Series of such Securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

(4)           if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same Series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.5, and (iii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any such global Security;

(5)           if any of such Securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(6)           if any of such Securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(7)           the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of and premium, if any, on the Series of such Securities shall be payable;

(8)           the entities which shall be the initial Guarantors of the Company’s obligations with respect to Series of such Securities and any modifications to the terms of Article 16 applicable to the Securities of such Series;

(9)           if Series of such Securities and the related Security Guarantees are subordinated in right of payment to the prior payment in full of any senior indebtedness, the terms and conditions of such subordination;

(10)           the Person to whom any interest on a Series of Security shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest; the rate or rates at which Series of such Securities shall bear interest, if any, which rate may be zero in the case of certain Securities issued at an issue price representing a discount from the principal amount payable at Maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

(11)           the date or dates on which interest, if any, on Series of such Securities shall be payable and any Regular Record Dates applicable to the date or dates on which interest will be so payable;

(12)           if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of or any premium or interest on Series of such Securities shall be payable, where any of such Securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any such Securities may be surrendered for conversion or exchange and notices of demands to or upon the Company in respect of such Securities and this Indenture may be served;

(13)           the extent to which, the manner in which, any interest payment on a global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any global Security will be paid;

(14)           if Series of such Securities are to be redeemable at the Company’s option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the Company’s option pursuant to any sinking fund or otherwise;

(15)           provisions specifying whether the Company shall be obligated to redeem, purchase or repay Series of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder of such Securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which Series of such Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of Series of such Securities so redeemed or purchased;

(16)           if other than denominations of $2,000, and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Securities to be issued in bearer form will be issuable;

(17)           provisions specifying whether the Series of such Securities will be convertible into other securities of the Company or exchangeable into Common Stock of the Parent and, if so, the terms and conditions upon which such Securities shall be so convertible or exchangeable;

(18)           if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of Series of such Securities that will be payable upon declaration of acceleration of the Maturity thereof pursuant to the terms of this Indenture;

(19)           if other than Dollars, the Currency of payment, including composite Currencies and Foreign Currencies, of the principal of, any premium or interest on any Series of such Securities;

(20)           if other than as provided in Section 4.2, the manner in which the Securities of the Series are to be defeased;

(21)           provisions specifying whether the principal of, or any premium or interest on Series of such Securities shall be payable, at the election of the Company or a Holder of Securities, in a Currency other than that in which such Securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate;

(22)           any index, formula or other method used to determine the amount of payments of principal of, or any premium or interest on, Series of such Securities;

(23)           provisions specifying whether Series of such Securities are to be issued in the form of one or more global Securities and, if so, the identity of the Depository for such global Security or Securities;

(24)           any deletions from, modifications of or additions to the Events of Default or covenants of the Company and/or the Guarantors that are contained herein with respect to Series of such Securities;

(25)           any deletions from, modifications of or additions to Article 8 that are contained herein with respect to Series of such Securities;

(26)           terms specifying whether the provisions described below under Sections 4.1 and 4.2 shall be applicable to Series of such Securities;

(27)           terms specifying whether any of such Securities are to be issued upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered; and

(28)           any other terms of Series of such Securities and any other deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any Series and all Coupons, if any, appertaining to Bearer Securities of such Series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest thereon, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in any indenture or indentures supplemental hereto pertaining to such Series of Securities.  The terms of the Securities of any Series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the supplemental indenture and that such persons are authorized to determine, consistent with the applicable supplemental indenture, such terms and conditions of the Securities of such Series as are specified in such supplemental indenture.  All Securities of any Series need not be issued at the same time and, unless otherwise so provided, a Series may be reopened for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities.  The Company also may issue, and the Trustee may authenticate, Securities with the same terms as previously issued Securities.

Section 3.2      Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, and any premium and interest, if any, on, the Securities shall be payable in Dollars.  Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without Coupons in denominations of $2,000, and any integral multiple of $1,000 in excess thereof, and the Bearer Securities denominated in Dollars shall be issuable in denominations of $5,000.  Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 3.3      Execution, Authentication, Delivery and Dating.

Securities and Coupons shall be executed on behalf of the Company by at least one Officer.  The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual or facsimile.

Securities and any Coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities and Coupons or did not hold such offices at the date of original issuance of such Securities or Coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, together with any Coupons appertaining thereto, executed by the Company, to the Trustee for authentication and, provided that the supplemental indenture or indentures with respect to such Securities referred to in Section 3.1 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and any Coupons appertaining thereto, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon,

(1)           an Opinion of Counsel to the effect that:

(a)           the form or forms and the terms of such Securities and any Coupons have been established in conformity with the provisions of this Indenture; and

(b)           such Securities, together with any Coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any Coupons; and

(2)           an Officers’ Certificate stating that, to the best knowledge of the Persons executing such certificate, all conditions precedent to the execution, authentication and delivery of such Securities and Coupons, if any, appertaining thereto, have been complied with, and no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

If all the Securities of any Series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officers’ Certificate at the time of issuance of each Security, but such Opinion of Counsel and Officers’ Certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such Series.  After any such first delivery, any separate written request by an Officer of the Company or any person designated in writing by an Officer that the Trustee authenticate and deliver Securities of such Series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with and that no Event of Default with respect to any of the Securities has occurred or is continuing.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication.  Unless otherwise specified in or pursuant to this Indenture, each Bearer Security and any Bearer Security in global form shall be dated as of the date specified in or pursuant to this Indenture.

No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.2 or 6.11 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers.  Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Except as permitted by Section 3.6, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons appertaining thereto then matured have been detached and cancelled.

Section 3.4      Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.3, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized in or pursuant to this Indenture, in bearer form with one or more Coupons or without Coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities of the same Series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof.  Upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor an equal aggregate principal amount of definitive Securities of authorized denominations of the same Series and containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided in or pursuant to this Indenture, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture.  Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such Series.

Section 3.5      Registration, Transfer and Exchange.

With respect to the Registered Securities of each Series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such Series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such Series and of transfers of the Registered Securities of such Series.  Such Office or Agency shall be the “Security Registrar” for that Series of Securities.  Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each Series of Securities.  The Company shall have the right to remove and replace from time to time the Security Registrar for any Series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such Series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company.  In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a Series of Securities, it shall have the right to examine the Security Register for such Series at all reasonable times.  The Company shall be required to maintain a Security Registrar in each place where the principal of and premium or interest on any Security is payable.  There shall be only one Security Register for each Series of Securities.

Upon surrender for registration of transfer of any Registered Security of any Series at any Office or Agency for such Series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same Series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, certificated Securities (including Bearer Securities) and the right to receive the principal, premium and interest, if any, on any certificated Security may be transferred by a Holder by surrendering such certificate representing the certificated Securities at the Corporate Trust Office of the Trustee.  Such certificate representing the certificated Securities may be reissued by the Company or the Trustee to a new Holder or a new certificate representing the certificated Securities may be issued by the Company or the Trustee to a new Holder.

At the option of the Holder, Registered Securities of any Series may be exchanged for other Registered Securities of the same Series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such Series.  Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities that the Holder making the exchange is entitled to receive.

If provided in or pursuant to this Indenture, with respect to Securities of any Series, at the option of the Holder, Bearer Securities of such Series may be exchanged for Registered Securities of such Series containing identical terms, denominated as authorized in or pursuant to this Indenture and in the same aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any Office or Agency for such Series, with all unmatured

Coupons and all matured Coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Series located outside the United States.  Notwithstanding the foregoing, in case a Bearer Security of any Series is surrendered at any such Office or Agency for such Series in exchange for a Registered Security of such Series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

If provided in or pursuant to this Indenture with respect to Securities of any Series, at the option of the Holder, Registered Securities of such Series may be exchanged for Bearer Securities upon such terms and conditions as may be provided in or pursuant to this Indenture with respect to such Series.

Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding two paragraphs, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for certificated Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing or (ii) the Company, in its discretion, determines not to require all of the Securities of a Series to be represented by a global Security and notifies the Trustee of its decision by executing and delivering to the Trustee a Company Order to the effect that such global Security shall be so exchangeable.  If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i) or (ii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the

Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same Series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company.  On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officers’ Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge.  The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same Series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof, but subject to the satisfaction of any certification or other requirements to the issuance of Bearer Securities; provided, however, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States.  Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above.  If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge and any other reasonable expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 3.6, 9.5 or 11.7 not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to register the transfer of or exchange Securities of any Series during a period beginning at the opening of business 15 days before the day the Company transmits a notice of redemption of Securities of the Series selected for redemption and ending at the close of business on the day of the transmission, or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same Series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture or (iv) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 3.6      Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, subject to the provisions of this Section 3.6, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains with all appurtenant Coupons not destroyed, lost or stolen, a new Security of the same Series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

Notwithstanding the foregoing provisions of this Section 3.6, in case any mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such

Security or Coupon; provided, however, that payment of principal of, and any premium or interest, if any, on any Bearer Securities shall, except as otherwise provided in Section 10.2, be payable only at an Office or Agency for such Securities located outside the United States.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security, with any Coupons appertaining thereto issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security and Coupons appertaining thereto or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such Series and any Coupons, if any, duly issued hereunder.

The provisions of this Section 3.6, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

Section 3.7      Payment of Interest; Rights to Interest Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed by the Company in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security, the Special Record Date therefor and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided.  The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after notification to the Trustee of the proposed payment.  The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date.  The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular Series pursuant to the provisions of this Indenture, at the option of the Company, interest on Registered Securities that bear interest may be paid at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, City of New York, or by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

Notwithstanding the foregoing, a holder of $1,000,000 or more in aggregate principal amount of Securities of any Series of global Securities (or its equivalent in a Foreign Currency, if the currency unit is a Foreign Currency), whether having identical or different terms and provisions, having the same interest payment dates will be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Securities of such Series at least 15 days prior to the applicable Interest Payment Date.  In addition to the foregoing, a holder of $1,000,000 or more in aggregate principal amount of Securities of any Series of global Securities (or its equivalent in a Foreign Currency, if the currency unit is a Foreign Currency), whether having identical or different terms and provisions, having the same Maturity will be entitled to receive payment at Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Securities of such Series at least 15 days prior to Maturity; provided; however, that such payments shall be made subject to applicable laws and regulations and only after surrender of the global Securities to the Company, the corporate trust office or the Paying Agent, for such global Securities not later than one Business Day prior to Maturity.  Any wire instructions received by the Trustee for the Securities of such Series shall remain in effect until revoked by the Holder.

Subject to the foregoing provisions of this Section 3.7 and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Registered Security of any Series that is convertible into other securities of the Company or exchangeable into Common Stock of the Parent, which Registered Security is converted or exchanged after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security with respect to which the Stated Maturity is prior to such Interest Payment Date), interest with respect to which the Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion or exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date.  Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted or exchanged, interest with respect to which the Stated Maturity is after the date of conversion or exchange of such Registered Security shall not be payable.

Section 3.8      Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, and any premium or (subject to Sections 3.5 and 3.7) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security or the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Security or Coupon shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No Holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever.  None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.9      Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Coupons, as well as Securities and Coupons surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture.  All cancelled Securities and Coupons held by the Trustee shall be destroyed by the Trustee, unless by a Company Order, the Company directs their return to it.

Section 3.10      Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in any Security, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE AND COVENANT DEFEASANCE

Section 4.1      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect with respect to any Series of Securities, when:

(1) either:

(a) all Securities of such Series that have been authenticated and all Coupons appertaining thereto (other than Coupons appertaining to Bearer Securities of such Series surrendered in exchange for Registered Securities of such Series and maturing after such exchange whose surrender is not required or has been waived as provided in Section 3.5), except lost, stolen or destroyed Securities and Coupons of such Series that have been replaced or paid and Securities and Coupons of such Series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Securities of such Series and, in the case of (i) or (ii) of this subclause (b) below, any Coupons appertaining thereto have not been delivered to the Trustee for cancellation

(x) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (y) will become due and payable within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, and in each such case the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in the Currency in which such Securities are payable in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Securities and any Coupons appertaining thereto not delivered to the Trustee for cancellation for principal of (and premium, if any), and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Outstanding Securities of such Series and any Coupons appertaining thereto; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities and any Coupons appertaining thereto at date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture as to such Series have been satisfied.

In the event there are Securities of two or more Series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such Series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series of Securities, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Sections 3.5, 3.6, 10.2 and 10.3 hereof with respect to the Securities of each Series, and with respect to any rights to convert such Securities into securities of the Company or to exchange such Securities into Common Stock of the Parent, will survive. In addition, nothing in this Section will be deemed to discharge those provisions of Section 6.6 hereof, that, by their terms, survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture as to such Series.

Section 4.2      Defeasance and Covenant Defeasance.

(1)           Unless pursuant to Section 3.1, either or both of (i) defeasance of the Securities of or within a Series under clause (2) of this Section 4.2 shall not be applicable with respect to the Securities of such Series or (ii) covenant defeasance of the Securities of or within a Series under clause (3) of this Section 4.2 shall not be applicable with respect to the Securities of such Series, then such provisions, together with the other provisions of this Section 4.2 (with such modifications thereto as may be specified pursuant to Section 3.1 with respect to any Securities), shall be applicable to such Securities and any Coupons appertaining thereto, and the Company may at its option by Board Resolution set forth in an Officers’ Certificate at any time, with respect to such Securities and any Coupons appertaining thereto, elect to have Section 4.2(2) or Section 4.2(3) be applied to such Outstanding Securities and any Coupons appertaining thereto upon compliance with the conditions set forth below in this Section 4.2.

(2)           Upon the Company’s exercise of the above option applicable to this Section 4.2(2) with respect to any Securities of or within a Series, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in clause (4) of this Section 4.2, be deemed to have been discharged from their obligations with respect to all outstanding such Outstanding Securities and any Coupons appertaining thereto (including the Security Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities and any Coupons appertaining thereto (including the Security Guarantees), which will thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 4.2 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Securities, Security Guarantees and any Coupons appertaining thereto, and this Indenture insofar as such Securities and any Coupons appertaining thereto are concerned (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Outstanding Securities and any Coupons appertaining thereto to receive payments in respect of the principal of (and premium, if any), and interest, if any, on such Securities and any Coupons appertaining thereto when such payments are due from the trust referred to in Section 4.2(4) hereof; (2) the Company’s obligations with respect to such Securities under Article 3 and Sections 10.2 and 10.3, and with respect to any rights to convert such Securities into other securities of the Company or to exchange such Securities into Common Stock of the Parent; (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and (4) this Section 4.2.

Subject to compliance with this Section 4.2, the Company may exercise its option under this Section 4.2(2) notwithstanding the prior exercise of its option under clause (3) of this Section 4.2 with respect to such Securities and any Coupons appertaining thereto.

(3)           Upon the Company’s exercise of the option to have this Section 4.2(3) apply with respect to any Securities of or within a Series, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 4.2(4), be released from each of their obligations under the covenants contained in Section 10.4 and, to the extent specified pursuant to Section 3.1, any other covenant applicable to such Securities, with respect to such Outstanding Securities and any Coupons appertaining thereto, on and after the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any Coupons appertaining thereto will thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities and any Coupons appertaining thereto will not be deemed Outstanding for accounting purposes).  For this purpose, covenant defeasance means that, with respect to the Outstanding Securities, any Coupons appertaining thereto and Security Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 5.1(4) or 5.1(6), but, except as specified above, the remainder of this Indenture and such Securities, Coupons appertaining thereto and Security Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 4.2(1) of the option applicable to this Section 4.2(3), subject to the satisfaction of the conditions set forth in this Section 4.2, Sections 5.1(4), 5.1(6) and, to the extent specified pursuant to Section 3.1, any other Event of Default applicable to Securities of such Series with respect to such Outstanding Securities and any Coupons appertaining thereto, will not constitute Events of Default.

(4)           In order to exercise either defeasance or covenant defeasance under either clause (2) or (3) of this Section 4.2 with respect to any Outstanding Securities of or within a Series and any Coupons appertaining thereto:

(a)           The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Securities and any Coupons appertaining thereto, cash in (1) an amount in Dollars or in such Foreign Currency in which such Securities and any Coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and Coupons appertaining thereto (determined on the basis of the Currency in which such Securities and Coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any Coupons appertaining thereto, money in an amount, or (3) a combination thereof, in each case, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of Independent Public Accountants, to pay (x) the principal of (and premium, if any), and interest, if any, on such Outstanding Securities and any Coupons appertaining thereto at the Stated Maturity of such principal or installment of principal of (and premium, if any), and interest, if any, or on the applicable redemption date, as the case may be, and the Company must specify whether such Securities are being defeased to such Stated Maturity or to a particular redemption date and (y) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any Coupons appertaining thereto on the days on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any Coupons appertaining thereto.  provided, that notwithstanding the foregoing, with respect to any Securities which shall at the time be listed for trading on the New York Stock Exchange, there shall be no deposit of funds in cash and/or in Government Obligations with the Trustee to pay the principal amount, the redemption price or any installment of interest in order to discharge the Company’s obligations in respect of such payment if, at such time, the rules of the New York Stock Exchange prohibit such deposit with the Trustee.

(b)           In the case of an election under clause (2) of this Section 4.2, the Company must deliver to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(c)           In the case of an election under clause (3) of this Section 4.2, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(d)           No Event of Default or Default which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any Coupons appertaining thereto shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit).

(e)           Such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound.

(f)           The Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Outstanding Securities and any Coupons appertaining thereto over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others.

(g)           The Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance or the covenant defeasance under clause (2) or (3) of this Section 4.2 (as the case may be) have been complied with.

(h)           Notwithstanding any other provisions of this Section 4.2(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

(5)           Unless otherwise specified in or pursuant to this Indenture or any Security, if, after a deposit referred to in Section 4.2(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.1 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 4.2(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 4.2(4)(a) has been made, the indebtedness represented by such Security and any Coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

Section 4.3      Application of Trust Money.

(1)           Subject to Section 10.3, all money and non-callable Government Obligations (including the proceeds thereof) (or other property as may be provided pursuant to Section 3.1) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.3, the “Trustee”) pursuant to Section 4.2 hereof in respect of any Outstanding Securities of any Series and any Coupons appertaining thereto will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any Coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary of the Parent acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities and any Coupons appertaining thereto of all sums due and to become due thereon in respect of principal of (and premium, if any), and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

(2)           The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 4.2 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any Coupons appertaining thereto.

(3)           Notwithstanding anything in this Article 4 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Obligations held by it as provided in Section 4.2(4) hereof which, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 4.2(4)(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with Section 4.2.

Section 4.4      Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 4.2(4) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Securities of the applicable Series issued hereunder and the Security Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 4.2(4) until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.2(4); provided, however, that, if the Company makes any payment of principal of (and premium, if any), and interest, if any, on, any Securities and any Coupons appertaining thereto following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of the Securities of the applicable Series to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 5

REMEDIES

Section 5.1      Events of Default.

Each of the following is an “Event of Default”, unless such event is specifically deleted or modified in or pursuant to the supplemental indenture establishing the terms of such Series pursuant to this Indenture:

(1)           default for 30 days in the payment when due of interest on any Security of such Series;

(2)           default in the payment when due (whether at maturity, upon redemption or otherwise) of the principal of (and premium, if any) on, any Security of such Series,

(3)           default in the deposit of any sinking fund or analogous payment when and as due by the terms of a Security of such Series; or

(4)           failure by the Company, the Parent or any other Guarantor for 60 days after notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that Series voting as a single class to comply with any of the agreements in this Indenture with respect to any Security of that Series (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with and other than a covenant or agreement included in this Indenture solely for the benefit of another Series of Securities); or

(5)           the Company, Parent or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           generally is not paying its debts as they become due; or

(6)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company, the Parent or any Significant Subsidiary in an involuntary case;

(b)           appoints a custodian of the Company, the Parent or any Significant Subsidiary or for all or substantially all of the property of the Company, the Parent or any Significant Subsidiary; or

(c)           orders the liquidation of the Company, the Parent or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)           except as permitted by this Indenture or pursuant to the supplemental indenture establishing the terms of such Series pursuant to this Indenture, any Security Guarantee with respect to such Series is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), or any Person acting on behalf of any such Guarantor, denies or disaffirm its obligations under such Security Guarantee;

(8)           any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such Series.

Section 5.2      Acceleration.

In the case of an Event of Default specified in clause (5) or (6) of Section 5.1 hereof, with respect to the Company, the Parent, any Significant Subsidiary, all outstanding

Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such Series (or such lesser amount as may be provided for in the Securities of such Series) may declare all Securities of such Series to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

Upon any such declaration, the Securities of such Series shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series by written notice to the Trustee may, on behalf of all of the Holders of such Series, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of (and premium, if any), and interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 5.3      Other Remedies.

If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (and premium, if any), and interest, if any, on the Securities of such Series and any Coupons appertaining or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or Coupons or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of any Security or Coupon in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.4      Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Securities or any Coupons appertaining thereto allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Securities or any Coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or any Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons or the rights of any Holder thereof or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5      Collection Suit by Trustee.

If an Event of Default specified in Section 5.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Parent for the whole amount of principal of (and premium, if any), and interest, if any, remaining unpaid on, the Securities of such Series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.6      Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(1)           First:           to the Trustee, its agents and attorneys for amounts due under Section 6.6 hereof, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

(2)           Second:  to Holders of Securities of the applicable Series and any Coupons for amounts due and unpaid on the Securities of such Series and any Coupons for principal and any premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such securities and Coupons for principal and any premium and interest, respectively; and

(3)           Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities and any Coupons pursuant to this Section 5.6.

Section 5.7      Limitations on Suits.

Except as set forth in Section 5.8, a Holder of any Security of any Series or any Coupons appertaining thereto may pursue a remedy with respect to this Indenture or the Security of such Series only if:

(1)           such Holder gives to the Trustee written notice that an Event of Default is continuing with respect to Securities of such Series;

(2)           Holders of at least 25.0% in aggregate principal amount of the Outstanding Securities of such Series make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, damage, liability, cost or expense, including reasonable attorneys’ fees;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series do not give the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder of Securities of any other Series or to obtain a preference or priority over another Holder.

Section 5.8      Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any the Holder of any Security or Coupon to receive payment of the principal of, any premium and (subject to Sections 3.7) interest, or any sinking fund payment, if applicable, on such Security or payment of such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Security or Coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.9      Control by Majority.

Holders of a majority in aggregate principal amount of the Outstanding Securities of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of such Series or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of Securities of such Series notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest, if any) if it determines that withholding notice is in their interest.

Section 5.10      Waiver of Past Defaults.

Holders of not less than a majority in principal amount of the Outstanding Securities of any Series by notice to the Trustee may on behalf of the Holders of all the Securities of such Series and any Coupons appertaining thereto rescind an acceleration or waive an existing Default or Event of Default and its consequences hereunder, except a continuing

Default or Event of Default in the payment of the principal of (and premium, if any), and interest, if any, on, or any sinking fund payment, if applicable, on any Security of such Series or any Coupons appertaining thereto (including in connection with an offer to purchase) and in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such Series affected; provided, however, that the Holders of a majority in aggregate principal amount of the Outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, of such Series. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom with respect to such Series shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.11      Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.8 or for the enforcement of the right, if any, to convert or exchange any Security into other securities in accordance with its terms, or a suit by Holders of more than 10% in aggregate principal amount of Outstanding Securities of any Series.

ARTICLE 6

THE TRUSTEE

Section 6.1      Certain Rights of Trustee.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1)           The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(2)           Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any Coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.3 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(3)           Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officers’ Certificate.

(4)           The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(5)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any Series or any related Coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(6)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document.

(7)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(8)           The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9)           The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities of any Series unless either (1) such Default or Event of Default is known, or ought reasonably to have been known, by a Responsible Officer of the Trustee or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Securities of any Series or by any Holder of the Securities of any Series.

(10)           The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.2      Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any Series, the Trustee shall transmit by mail to all Holders of Securities of such Series entitled to receive reports pursuant to Section 7.3, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any), or interest, if any, on, or any sinking fund or purchase fund installment with respect to, any Security of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities and Coupons of such Series; and provided, further, that in the case of any Default of the character specified in Sections 5.1(4) with respect to Securities of such Series, no such notice to Holders shall be given until such Default shall have become an Event of Default with respect to Securities of such Series.

Section 6.3      Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any Coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.4      May Hold Securities.

The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and Coupons and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

Section 6.5      Money Held in Trust.

Except as provided in Section 4.3 and Section 10.3, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company.

Section 6.6      Compensation and Reimbursement.

The Company agrees:

(1)           to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

(3)           to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the Trustee’s negligence or bad faith.

As security for the performance of the obligations of the Company under this Section, the Trustee for the Securities of any Series shall have a claim prior to the Securities of such Series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on Securities or any Coupons of such Series.

To the extent permitted by law, any compensation or expense incurred by the Trustee after a Default specified in or pursuant to Section 5.1 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law.  “Trustee” for purposes of this Section 6.6 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.6.

The provisions of this Section 6.6 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Security Registrar.

Section 6.7      Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, that is eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000, and that is subject to supervision or examination by Federal or state authority.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.8      Resignation and Removal; Appointment of Successor.

(1)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.9.

(2)           The Trustee may resign at any time with respect to the Securities of one or more Series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series.

(3)           The Trustee may be removed at any time with respect to the Securities of any Series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series, delivered to the Trustee and the Company.

(4)           If at any time:

(a)           the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any Series after written request therefor by the Company or any Holder of a Security of such Series who has been a bona fide Holder of a Security of such Series for at least six months, or

(b)           the Trustee shall cease to be eligible under Section 6.7 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such Series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such Series and the appointment of a successor Trustee or Trustees.

(5)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more Series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such Series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Securities of any particular Series) and shall comply with the applicable requirements of Section 6.9.  If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such Series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.9, become the successor Trustee with respect to the

Securities of such Series and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any Series shall have been so appointed within three months after such appointment might have been made hereunder by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.9, any Holder of a Security who has been a bona fide Holder of a Security of such Series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such Series.

(6)           The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any Series and each appointment of a successor Trustee with respect to the Securities of any Series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such Series as their names and addresses appear in the Security Register and, if Securities of such Series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States.  Each notice shall include the name of the successor Trustee with respect to the Securities of such Series and the address of its Corporate Trust Office.

(7)           In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 6.9      Acceptance of Appointment by Successor.

(1)           Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee or the Holders of at least 10% in principal amount of the applicable Series of Securities then Outstanding, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.3, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.6.

(2)           Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) Series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series as to which the retiring

Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates and subject to Section 10.3 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those Series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.6.

(3)           Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4)           No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 6.10      Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which, the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Corporation shall be otherwise qualified and eligible under this Article 6.  In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.11      Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more Series of Securities, and which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those Series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the Series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the Series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.  If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.6.

If an Authenticating Agent is appointed with respect to one or more Series of Securities pursuant to this Section, the Securities of such Series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

,
as Trustee

By
as Authenticating Agent

By
as Officer

If all of the Securities of any Series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such Series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Series of Securities.

Section 6.12      Appointment of Attorney-in-Fact.

The Trustee for each Series of Securities is hereby appointed, and each and every Holder of Securities of such Series, by receiving and holding the same, shall be conclusively deemed to have appointed such Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in default in respect of the payment of the principal of, or premium or interest, if any, on any of the Securities of such Series), in its own name as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization, or other judicial proceedings relative to the Company or any other obligor upon such Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents, and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of such Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceedings any of the claims of such Trustee and of any of such Holders in respect of any of the Securities of such Series; and any receiver, assignee, custodian, trustee, or debtor in any such proceedings is hereby authorized, and each and every Holder of the Securities of such Series, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, custodian, trustee, or debtor, to make any such payment or delivery to or on the order of such Trustee, and, in the event that such Trustee shall consent to the making of such payments or deliveries directly to the Holders of the Securities of such Series, to pay to such Trustee any amount due it for compensation and expenses, including counsel fees and expenses, incurred by it down to the date of such payment or delivery; provided, however, that nothing herein contained shall be deemed to authorize or empower such Trustee to consent to or accept or adopt, on behalf of any Holder of Securities of such Series, any plan of reorganization or readjustment of the Company affecting the Securities of such Series or the rights of any Holder thereof, or to authorize or empower such Trustee to vote in respect of the claim of any Holder of any Securities of such Series in any such proceedings.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE

Section 7.1      Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Security Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities of each Series and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 7.2      Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.3      Reports by Trustee.

(1)           Within 60 days after each ____________ beginning with the ___________ following the first issuance of Securities pursuant to Section 3.1, and for so long as Securities remain outstanding, the Trustee will mail to the Holders of the Outstanding Securities of each Series a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with Trust Indenture Act Section 313(b)(2). The Trustee will also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(2)           A copy of each report at the time of its mailing to the Holders of Securities will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Securities of each Series are listed in accordance with Trust Indenture Act Section 313(d). The Company will promptly notify the Trustee when the Securities of each Series are listed on any stock exchange.

ARTICLE 8

SUCCESSORS

Section 8.1      Merger, Consolidation, or Sale of Assets.

The Parent shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent is the surviving corporation); (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole, in one or a series of related transactions, to another Person; or (3) permit any of the other Guarantor (whether or not such Guarantor is the surviving entity) to enter into any such transactions or a series of such transactions under clause (1) or (2) above which, in the aggregate, would result in a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Parent and the other Guarantors taken as a whole, unless:

(1)           Either:

(a)           the Parent or such other Guarantor is the surviving corporation; or

(b)           the Person formed by or surviving any such consolidation or merger (if other than the Parent or such other Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Parent or such other Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent or such other Guarantor under all Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3)           immediately after such transaction, no Default or Event of Default exists.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell,

assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company in one or a series of related transactions, to another Person, unless:

(1)           Either:

(a)           the Company is the surviving corporation; or

(b)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that in the case when such entity is not a corporation, a co-obligor of all Securities is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia.

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under all Securities and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

(3)           immediately after such transaction, no Default or Event of Default exists.

This Section 8.1 will not apply to:

(1) a merger of the Parent or the Company with an Affiliate solely for the purpose of reincorporating the Parent or the Company in another jurisdiction; or

(2) any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent or the Company and the Parent’s Subsidiaries.

Section 8.2      Successor Person Substituted for Company.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 8.1 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities and the Coupons except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 8.1 hereof.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.1      Supplemental Indentures without Consent of Holders.

Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities or the Security Guarantees without the consent of any Holder of Securities:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)           to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, any premium or interest on, Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be exchanged for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any Series or any Coupons appertaining thereto in any material respect

(4)           to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Securities and Security Guarantees by a successor to the Company or such Guarantor pursuant to Article 8 or Article 16 hereof;

(5)           to make any change that would provide any additional rights or benefits to the Holders of all or any Series of Securities (as shall be specified in such supplemental indenture or indentures) or that does not materially adversely affect the legal rights hereunder of any Holder;

(6)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(7)           to conform the text of this Indenture, the Security Guarantees or the Securities of any Series or any Coupons appertaining thereto to any provision of the “Description of Notes” section of the Company’s prospectus or prospectus supplement relating to the offering of the Securities of such Series, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Guarantees or the Securities of such Series or any Coupons appertaining thereto;

(8)           to release a Guarantor from its obligations under its Security Guarantee or this Indenture in accordance with Section 16.4 hereof;

(9)           to secure the Securities of any Series and/or the Security Guarantees;

(10)           to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9;

(11)           to allow any Guarantor to execute a supplemental indenture and/or a Security Guarantee with respect to the Securities of any Series;

(12)           to comply with the provisions described under Section 8.1 hereof;

(13)           to establish the form or terms of Securities of any Series and any related Coupons as permitted by Sections 2.1 and 3.1, including the provisions and procedures relating to Securities convertible into any securities of the Company or exchangeable into Common Stock of the Parent;

(14)           to add any additional Events of Default with respect to all or any Series of Securities (as shall be specified in such supplemental indenture);

(15)           to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Series of Securities pursuant to Article 4, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such Series and any Coupons appertaining thereto or any other Outstanding Security or Coupon in any material respect;

(16)           to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the other documents described in Section 1.2 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2      Supplemental Indentures with Consent of Holders.

Except as provided below in this Section 9.2, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may amend or supplement this Indenture and the Securities of any Series and the Security Guarantees with the consent of the

Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all Series affected by such supplemental indenture voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and, subject to Sections 5.8 and 5.10 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of (and premium, if any), and interest, if any, on the Security of such Series or any Coupons appertaining thereto, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Security of such Series or any Coupons appertaining thereto or the Security Guarantees may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of such Series affected voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities).

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.1 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture. As evidence of the consent of the Holders of the Securities, the Trustee may conclusively rely upon the written consents of such Holders of the requisite percentage in principal amount of the Outstanding Securities or an Officer’s Certificate of the Company.

In computing whether the Holders of the requisite principal amount of Outstanding Securities have taken action under this Indenture or under a supplemental indenture hereto, the Company shall use:  (i) for an Original Issue Discount Security, the amount of the principal that would be due and payable as of that date, as if the Maturity of such Security had been accelerated due to a default; and (ii) for a Security denominated in a Foreign Currency or Currencies, the Dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of such Security.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture, which shall have been included expressly and solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series.

It shall not be necessary for any Act of Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it is be sufficient if such Act shall approve the substance thereof.

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.2 may not (with respect to any Securities held by a non-consenting Holder):

(1)           reduce the principal amount of  Outstanding Securities of any Series whose Holders must consent to an amendment, supplement or waiver, or reduce the requirements of Section 15.4 for quorum or voting;

(2)           change the Stated Maturity of the principal of, or any premium or installment of interest on, any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or any premium payable upon the redemption thereof or otherwise, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4;

(3)           change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13;

(4)           change the Place of Payment or Currency in which the principal of, any premium or interest on, any Security is payable;

(5)           impair the right to institute suit for the enforcement of any such payment on or with respect to the Securities or the Security Guarantees on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment);

(6)           waive a Default or Event of Default in the payment of principal of, or premium or interest, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(7)           waive a redemption payment with respect to any Security;

(8)           release any Guarantor from any of its obligations under its Security Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)           make any change that adversely affects the right to convert any Security into or for securities of the Company, cash or property or to exchange any Security into Common Stock of the Parent in accordance with its terms; or

(10)           make any change in the preceding amendment and waiver provisions.

Section 9.3      Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 6.1 hereof) will be fully protected in relying upon, in addition to the documents required by Section 1.2 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.4      Conformity with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities will be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.5      Notice of Supplemental Indenture.

After an amendment, supplement or waiver under Section 9.2 becomes effective, the Company will mail to the Holders of Outstanding Securities of any Series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.6      Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Security of the affected Series and any Coupon appertaining thereto.

ARTICLE 10

COVENANTS

Section 10.1      Payment of Securities.

The Company will pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Securities of each Series on the dates and in the manner provided in the Securities.  Principal of, and any premium or interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Parent, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal of, and any premium or interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the interest rate on the Securities to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 10.2      Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any Series of Securities an Office or Agency (which may be an office of the Trustee or an affiliate of the Trustee, Security Registrar or co-registrar) where Securities of such Series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States)  may be surrendered for registration of transfer or for exchange, where Securities of such Series that are convertible or exchangeable may be surrendered for conversion or exchange, as the case may be, and where notices and demands to or upon the Company in respect of the Securities of such Series relating thereto and this Indenture may be served.  If Securities of a Series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an Office or Agency in a Place of Payment for such Series which is located outside the United States where Securities of such Series and any Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such Series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange, or any other stock exchange located outside the United States, and such stock exchange shall so require, the Company shall maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such Series are listed on such exchange.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of such Series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium or interest with respect to Bearer Securities shall be made at any Office or Agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, if amounts owing with respect to any Bearer Securities shall be payable in Dollars, payment of principal of, any premium or interest on, any such Security may be made at the Corporate Trust Office of the Trustee or any Office or Agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions, and the Company has delivered to the Trustee an Opinion of Counsel to that effect.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each Series of Securities the Borough of Manhattan, The City of New York, and initially appoint the Corporate Trust Office of the Trustee as the Office or Agency of the Company in the Borough of Manhattan, The City of New York for such purpose.  The Company may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for the Securities of any Series.

Unless otherwise specified with respect to any Securities pursuant to Section 3.1, if and so long as the Securities of any Series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such Series of Securities, or as so required, at least one exchange rate agent.

Section 10.3      Money for Securities Payments to Be Held in Trust.

If the Company or any Subsidiary of the Parent shall at any time act as its own Paying Agent, with respect to any Series of Securities, it shall, on or before each due date of the principal of, any premium or interest on, any of the Securities of such Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such Series) sufficient to pay the principal or any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any Series of Securities, it shall, no later than 11:00 am on or prior to each due date of the principal of, any premium or interest on, any Securities of such Series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any Series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)           hold all sums held by it for the payment of the principal of, any premium or interest on, Securities of such Series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2)           give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such Series) in the making of any payment of principal, any premium or interest on, Securities of such Series; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company or any Subsidiary of the Parent, in trust for the payment of the principal of, any premium or interest on, any Security of any Series or any Coupon appertaining thereto and remaining unclaimed for two years after such principal or any such premium or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company or any Subsidiary of the Parent) will be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such Series, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4      Reports.

The Parent, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1)           file with the Trustee, within 15 days after the Parent is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the

Commission may from time to time by rules and regulations prescribe) which the Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Parent is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Parent with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)           transmit to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Parent, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Section 10.5      Corporate Existence.

Subject to Article 8, the Company and the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or each such Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if with respect to the Company or any Subsidiary, the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Parent and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to any Holder.

Section 10.6      Compliance Certificate.

(1)           The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that:

(a)           a review of the activities of the Company and the Parent’s Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture,

(b)           to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and

(c)           to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on any of the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(2)           So long as any of the Securities are outstanding, the Company will deliver to the Trustee within five business days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 10.7      Taxes.

The Company will pay, and the Parent will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

Section 10.8      Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1      Applicability of Article.

Redemption of Securities of any Series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.

Section 11.2      Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of (a) less than all of the Securities of any Series or (b) all of the Securities of any Series, with the same issue date, interest rate or formula, Stated Maturity and other terms, the Company shall, at least 30 days but not more than 75 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, the Redemption Price, of the principal amount of Securities of such Series to be redeemed and the clause of the supplemental indenture establishing the terms of such Series pursuant to this Indenture pursuant to which the redemption shall occur.

Section 11.3      Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any Series with the same issue date, interest rate or formula, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such Series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such Series not redeemed to less than the minimum denomination for a Security of such Series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any Series, if any Security selected for partial redemption is converted into other securities of the Company in part or exchanged into Common Stock of the Parent in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 11.4      Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed.  Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price,

(3)           the clause of the supplemental indenture establishing the terms of such Series pursuant to this Indenture pursuant to which the redemption shall occur

(4)           if less than all Outstanding Securities of any Series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(5)           in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(6)           that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(7)           the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest,

(8)           that the redemption is for a sinking fund, if such is the case,

(9)           that, unless otherwise specified in such notice, Bearer Securities of any Series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished,

(10)           if Bearer Securities of any Series are to be redeemed and no Registered Securities of such Series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 3.5 or otherwise,

(11)            the last date, as determined by the Company, on which such exchanges may be made, in the case of Securities of any Series that are convertible into other securities of the Company or exchangeable into Common Stock of the Parent, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such Series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange, and

(12)           the CUSIP number or the Euroclear or Cedel reference numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities) and that no representation is made as to the correctness or accuracy of such numbers listed in such notice or printed on such Securities.

A notice of redemption published as contemplated by Section 1.6 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.5      Deposit of Redemption Price.

One Business Day prior to any Redemption Date, the Company shall deposit, with respect to the Securities of any Series called for redemption pursuant to Section 11.4, with the Trustee or with a Paying Agent (or, if the Company or any Subsidiary of the Parent is acting as Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 3.1 or in the Securities of such Series) any accrued interest on, all such Securities or portions thereof which are to be redeemed on that date.

Section 11.6      Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the

Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void.  Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Bearer Securities of such Series, installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an Office or Agency located outside the United States except as otherwise provided in Section 10.2), and provided, further, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such Series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.7.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Security located outside of the United States except as otherwise provided in Section 10.2.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7      Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same Series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.  If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

Section 11.8      Cancellation and Destruction of Securities.

All Securities redeemed and paid pursuant to the provisions of this Article 11 shall be cancelled and destroyed, as provided in Section 3.9, and, except in the case of partial redemption of any Security, no Security shall be issued under this Indenture in lieu thereof.

ARTICLE 12

SINKING FUNDS

Section 12.1      Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a Series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such Series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2.  Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of Securities of such Series and this Indenture.

Section 12.2      Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such Series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such Series with all unmatured Coupons appertaining thereto, and (2) apply as a credit Securities of such Series which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such Series of Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.  If, as a result of the delivery or credit of Securities of any Series in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such Series to be redeemed in order to satisfy the remaining sinking fund payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 12.3      Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for any Series of Securities, the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next, ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered.  If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified.  Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE 13

REPAYMENT AT THE OPTION OF HOLDERS

Section 13.1      Applicability of Article.

Securities of any Series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such Series.  The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.9, shall not operate as a payment, redemption or satisfaction of the Indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.  Notwithstanding anything to the contrary contained in this Section 13.1, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

ARTICLE 14

SECURITIES IN FOREIGN CURRENCIES

Section 14.1      Applicability of Article.

Whenever this Indenture provides for (1) any action by, or the determination of any of the rights of, Holders of Securities of any Series in which not all of such Securities are denominated in the same Currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular Series or pursuant to this Indenture or the Securities, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such Series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee.

ARTICLE 15

MEETINGS OF HOLDERS OF SECURITIES

Section 15.1      Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any Series may be called at any time and from time to time pursuant to this Article, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture or under applicable law, to be made, given or taken by Holders of Securities of such Series.

Section 15.2      Call, Notice and Place of Meetings.

(1)           The Trustee may at any time call a meeting of Holders of Securities of any Series for any purpose specified in Section 15.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or, if Securities of such Series have been issued in whole or in part as Bearer Securities, in London or in such place outside the United States as the Trustee shall determine.  Notice of every meeting of Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)           In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Securities of any Series or all Series shall have requested the Trustee to call a meeting of the Holders of Securities of such Series or all Series, respectively, for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.6) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the

Company or the Holders of Securities of such Series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or, if Securities of such Series are to be issued as Bearer Securities, in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 15.3      Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any Series, a Person shall be (1) a Holder of one or more Outstanding Securities of such Series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such Series by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any Series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

Section 15.4      Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the relevant Series shall constitute a quorum for any meeting of Holders of Securities of such Series.  In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such Series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such Series which shall constitute a quorum.

Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that Series; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a Series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such Series.

Except as limited by the proviso to Section 9.2, any resolution passed or decision taken at any meeting of Holders of Securities of any Series duly held in accordance with this

Section shall be binding on all the Holders of Securities of such Series and the Coupons appertaining thereto, whether or not such Holders were present or represented at the meeting.

Section 15.5      Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such Series in regard to proof of the holding of Securities of such Series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Bearer Securities.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(2)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.2(2), in which case the Company or the Holders of Securities of the Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series represented at the meeting.

(3)           At any meeting, each Holder of a Security of such Series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such Series held or represented by him or such other amount established pursuant to Section 3.1; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such Series or proxy.

(4)           Any meeting of Holders of Securities of any Series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 15.6      Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any Series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such Series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such Series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting.  A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.4.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 15.7      Preservation of Rights of Trustee and Holders.

Nothing contained in this Article 15 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of any or all Series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of any or all Series under any of the provisions of this Indenture or of such Series of Securities.

ARTICLE 16

SECURITY GUARANTEES

Section 16.1      Guarantee.

(1)           Notwithstanding any provision of this Article 16 to the contrary, the provisions of this Article 16 shall be applicable only to the Parent and each Subsidiary of the Parent as the Parent may designate, pursuant to Section 3.1, as Guarantor of such Series of Securities; provided that prior to the initial issuance of Securities of such Series, the parties hereto and such Subsidiary shall enter into a supplemental indenture pursuant to Section 9.1(13) with respect to such Series as the initial Guarantors of such Series whereby such Subsidiary shall become a Guarantor under this Indenture.

(2)           Subject to this Article 16, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security of any Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Security or the obligations of the Company hereunder or thereunder, that:

(a)           the principal, any premium or interest on Securities of each Series will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities of each Series, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)           in case of any extension of time of payment or renewal of the Securities of any Series or Coupons appertaining thereto or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(3)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities of any Series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities or Coupons appertaining thereto with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Security Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of all Series, Coupons appertaining thereto and this Indenture.

(4)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(5)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Security Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Security Guarantee.

Section 16.2      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of the Securities of such Series, each Holder, hereby confirms that it is the intention of all such parties that the Security Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Security Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 16, result in the obligations of such Guarantor under its Security Guarantee not constituting a fraudulent transfer or conveyance.

Section 16.3      Execution and Delivery of Security Guarantee.

To evidence its Security Guarantee set forth in Section 16.1 hereof, each Guarantor hereby agrees that a notation of such Security Guarantee will be endorsed by an Officer of such Guarantor on Security of each Series authenticated and delivered by the Trustee and that any supplemental indenture establishing the terms of such Series will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Security Guarantee set forth in Section 16.1 hereof will remain in full force and effect notwithstanding any failure to endorse on any Security a notation of such Security Guarantee.

If an Officer whose signature is on the Security Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Security Guarantee is endorsed, the Security Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Security Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 16.4      Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 16.5 hereof, a Guarantor shall not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           subject to Section 16.5 hereof, the Person acquiring the property in any such sale, assignment, transfer, conveyance or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under this Indenture and its Security Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Security Guarantee endorsed upon the Security and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Security Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Security Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Security Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Security Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article 5 hereof, and notwithstanding clauses 2 above, nothing contained in this Indenture or in any Security will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 16.5      Releases.

(1)           The Security Guarantee of a Guarantor will be automatically and unconditionally released:

(a)           In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company, the Parent or its Subsidiary; and

(b)           upon defeasance and covenant defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof.

(2)           Any Guarantor not released from its obligations under its Security Guarantee as provided in this Section 16.5 will remain liable for the full amount of principal, any premium or interest on the Securities of each Series and for the other obligations of any Guarantor under this Indenture as provided in this Article 16.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first above written.

DYCOM INVESTMENTS, INC.

By:
Name:
Title:

DYCOM INDUSTRIES, INC.

By:
Name:
Title:

,
as Trustee

By:
Name:
Title: